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Exhibit 10.16

SECURITY AGREEMENT

    SECURITY AGREEMENT, dated as of November 28, 2001, between 3COM CORPORATION, a Delaware corporation ("Grantor"), and BANK OF AMERICA, N.A., in its capacity as Agent for Lenders.

W I T N E S S E T H:

    WHEREAS, pursuant to that certain Credit Agreement dated as of the date hereof by and among Grantor, Agent and Lenders (including all annexes, exhibits and schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement"), Lenders have agreed to make the Loans and issue Letters of Credit on behalf of Grantor;

    WHEREAS, in order to induce Agent and Lenders to enter into the Credit Agreement and the other Loan Documents and to induce Lenders to make the Loans and issue Letters of Credit as provided for in the Credit Agreement, Grantor has agreed to grant a continuing Lien on the Collateral (as hereinafter defined) to secure the Obligations;

    NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

    1.  DEFINED TERMS.  The following terms shall have the following respective meanings:

    "Accounts" means all of the Grantor's now owned or hereafter acquired or arising accounts, as defined in the UCC, including any rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance.

    "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person or which owns, directly or indirectly, five percent (5%) or more of the outstanding equity interest of such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise.

    "Cash Management Investments" means, for any Person, such Person's (a) cash and Cash Equivalents, (b) deposit accounts, (c) Investment Property, and (d) Short Term Investments. For purposes of this Agreement, Cash Management Investments shall not include: (i) Proceeds of any Collateral, unless and until such Proceeds have been disbursed from a Payment Account to Grantor pursuant to Section 11(a); and (ii) Investment Property consisting of Grantor's Capital Stock in its Subsidiaries.

    "Chattel Paper" means all of the Grantor's now owned or hereafter acquired chattel paper, as defined in the UCC, including electronic chattel paper.

    "Collateral has the meaning set forth in Section 2(a).

    "Deposit Accounts" means all "deposit accounts" as such term is defined in the UCC, now or hereafter held in the name of Grantor.

    "Documents" means all documents as such term is defined in the UCC, including bills of lading, warehouse receipts or other documents of title, now owned or hereafter acquired by the Grantor.

    "Equipment" means all of the Grantor's now owned and hereafter acquired machinery, equipment, furniture, furnishings, fixtures, and other tangible personal property (except Inventory), including embedded software, motor vehicles with respect to which a certificate of title has been issued, aircraft, dies, tools, jigs, molds and office equipment, as well as all of such types of property leased by the Grantor and all of the Grantor's rights and interests with respect thereto under such leases (including, without limitation, options to purchase); together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto; wherever any of the foregoing is located.

    "Excluded Cash Management Investments" means Cash Management Investments that are not Included Cash Management Investments.

    "General Intangibles" means all of the Grantor's now owned or hereafter acquired general intangibles, choses in action and causes of action and all other intangible personal property of the Grantor of every kind and nature (other than Accounts and Proprietary Rights), including, without limitation, all contract rights, payment intangibles, corporate or other business records, customer lists, registrations, tax refund claims, any funds which may become due to the Grantor in connection with the termination of any employee benefit plan or any rights thereto and any other amounts payable to the Grantor from any employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, proceeds of insurance covering the lives of key employees on which the Grantor is beneficiary, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged equity interests or Investment Property and any letter of credit, guarantee, claim, security interest or other security held by or granted to the Grantor.

    "Goods" means all "goods" as defined in the UCC, now owned or hereafter acquired by Grantor, wherever located, including embedded software to the extent included in "goods" as defined in the UCC, manufactured homes, standing timber that is cut and removed for sale and unborn young of animals.

    "Included Cash Management Investments" means Cash Management Investments consisting of: (a) the Qualified Custodial Accounts; (b) any Investment Property maintained in the Qualified Custodial Accounts; (c) any Deposit Accounts now or in the future maintained with Bank of America; and (d) the Payment Accounts.

    "Instruments" means all instruments as such term is defined in the UCC, now owned or hereafter acquired by the Grantor.

    "Inventory" means all of the Grantor's now owned and hereafter acquired inventory, goods and merchandise, wherever located, to be furnished under any contract of service or held for sale or lease, all returned goods, raw materials, work-in-process, finished goods (including embedded software), other materials and supplies of any kind, nature or description which are used or consumed in the Grantor's business or used in connection with the packing, shipping, advertising, selling or finishing of such goods, merchandise, and all documents of title or other Documents representing them.

    "Investment Property" means all of the Grantor's right title and interest in and to any and all: (a) securities whether certificated or uncertificated; (b) securities entitlements; (c) securities accounts; (d) commodity contracts; or (e) commodity accounts.

    "Letter-of-Credit Rights" means "letter-of-credit rights" as such term is defined in the UCC, now owned or hereafter acquired by Grantor, including rights to payment or performance under a letter of credit, whether or not Grantor, as beneficiary, has demanded or is entitled to demand payment or performance.

    "Liquidity Trigger Event" means the first to occur of (1) an Event of Default (y) arising out of a breach of Section 7.25 of the Credit Agreement or (z) under Section 9.1(a) of the Credit Agreement, or (2) acceleration of the Loans pursuant to Section 9.2(a)(B) of the Credit Agreement.

    "Payment Account" means each bank account established pursuant to this Security Agreement, to which the proceeds of Accounts and other Collateral are deposited or credited, and which is maintained in the name of the Agent or the Grantor, as the Agent may determine, on terms acceptable to the Agent.

    "Payment Account Trigger Event" means any Event of Default.

    "Proceeds" has the meaning set forth in the UCC.

    "Proprietary Rights" means all of the Grantor's now owned and hereafter arising or acquired: licenses, franchises, permits, patents, patent rights, copyrights, works which are the subject matter of copyrights, trademarks, service marks, trade names, trade styles, trade secrets, patent, trademark and service mark applications, and all licenses and rights and goodwill related to any of the foregoing, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present and future infringement of any of the foregoing.

    "Qualified Custodial Accounts" means account no. CMVF 1000002 maintained at Mellon Bank, N.A., any future securities or custodial accounts that are Qualified Custodial Accounts as defined in the Credit Agreement.

    "Short-term Investments" means investments with maturities exceeding three months but less than three years.

    "Software" means all "software" as such term is defined in the UCC, now owned or hereafter acquired by the Grantor, other than software embedded in any category of Goods, including all computer programs and all supporting information provided in connection with a transaction related to any program.

    "Supporting Obligations" means all supporting obligations as such term is defined in the UCC.

    "UCC" means the Uniform Commercial Code, as in effect from time to time, of the State of California or of any other state the laws of which are required as a result thereof to be applied in connection with the issue of perfection, continuation and enforcement of security interests.

    All other capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement or in Annex A thereto. All other undefined terms contained in this Security Agreement, unless the context indicates otherwise, have the meanings provided for by the UCC to the extent the same are used or defined therein.

    2.  GRANT OF LIEN.

    (a) As security for all its Obligations, the Grantor hereby grants to the Agent, for the benefit of the Agent and the Lenders, a continuing security interest in, lien on, assignment of and right of set-off against, all of the following property and assets of the Grantor, whether now owned or existing or hereafter acquired or arising, regardless of where located:

      (i)  all Accounts;

      (ii) all Inventory;

      (iii) all contract rights;

      (iv) all Chattel Paper;

      (v) all Documents;

      (vi) all Instruments;

      (vii) all Supporting Obligations and Letter-of-Credit Rights;

      (viii) all General Intangibles (including payment intangibles and Software);

      (ix) all Goods;

      (x) all Equipment;

      (xi) Investment Property;

      (xii) all of the Grantor's Deposit Accounts, credits, and balances with and other claims against the Agent, and any Payment Accounts;

      (xiii) all books, records and other property related to or referring to any of the foregoing, including books, records, account ledgers, data processing records, computer software and other property and General Intangibles at any time evidencing or relating to any of the foregoing; and

      (xiv) the following commercial tort claims in which the Grantor is a plaintiff:

(1)	3Com v. Electronic Recovery Specialists,
Davis Gilbert and Leonard Caldwell
Docket No. 99 C 698
United States District Court for the Northern District
of Illinois, Eastern Division
Filed: January 27, 2000;
(2)	3Com vs. Wave Technologies, Inc. CV797525 Superior Court of California, County of Santa Clara Filed: April 13, 2001;
(3)	3Com Corporation vs. Total Upgrade Solutions, Inc. CA No. 01-1629-A United States District Court, Eastern District of Virginia;
(4)	3Com Corporation and 3Com Canada, Inc. vs Intelligent Decisions, Inc. Ontario Superior Court of Justice Court file no. 00-CV-188089; and
(5)	3Com Corporation and 3Com Canada, Inc. vs. Zorin International Corporation, et al Ontario Superior Court of Justice Court file no. 00-CV-198957;

      (xv) all accessions to, substitutions for and replacements, products and proceeds of any of the foregoing, including, but not limited to, proceeds of any insurance policies, claims against third parties, and condemnation or requisition payments with respect to all or any of the foregoing.

      (xvi) Notwithstanding anything herein to the contrary, in no event shall the Collateral include, and Grantor shall not be deemed to have granted a security interest in:

        (1) any of Grantor's rights and interests in any license, contract or agreement to which Grantor is a party or any of its rights thereunder to the extent, but only to the extent, that (A) such a grant is prohibited by law, provided, that immediately upon such legal prohibition terminating, the Collateral shall include, and Grantor shall be deemed to have granted a security interest in, all such rights and provisions as if such prohibition had never been in effect, or (B) such a grant would, under the terms of any such license, contract, or agreement or otherwise, result in a breach of the terms of, or constitute a default under any license, contract, or agreement to which Grantor is a party (other than to the extent that any such term would be rendered ineffective pursuant to the UCC of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity); provided, that immediately upon the ineffectiveness, lapse, or termination of any such provision, the Collateral shall include, and Grantor shall be deemed to have granted a security interest in, all such rights and provisions as if such provision had never been in effect;

        (2) any Equipment subject to a Capital Lease or purchase money financing (in each case as permitted by the Credit Agreement) that by its terms would not allow the security interest created hereunder;

        (3) any Proprietary Rights;

        (4) 35% of Grantor's shares of each of its foreign Restricted Subsidiaries and all of Grantor's shares of each of its foreign Unrestricted Subsidiaries; or

        (5) any Excluded Cash Management Investments.

All of the foregoing, together with the Real Estate covered by the Mortgage(s), all equity interests in Subsidiaries pledged to the Agent and all other property of the Grantor in which the Agent or any Lender may at any time be granted a Lien as collateral for the Obligations, is herein collectively referred to as the "Collateral."

    (b) All of the Obligations shall be secured by all of the Collateral.

    (c) Notwithstanding anything herein to the contrary: (i) Agent's Lien on any Payment Account shall be deemed to automatically attach without further action upon, but in no event before, the occurrence of a Payment Account Trigger Event; and (ii) Agent's Lien on any Included Cash Management Investments shall be deemed to automatically attach without further action upon, but in no event before, the occurrence of a Liquidity Trigger Event. Until such attachment, Included Cash Management Investments shall not be deemed Collateral for purposes of the terms of this Security Agreement.

    3.  PERFECTION AND PROTECTION OF SECURITY INTEREST.

    (a) The Grantor shall, at its expense, perform all steps requested by the Agent at any time to perfect, maintain, protect, and enforce the Agent's Liens granted under this Security Agreement or any other Loan Document, including: (i) executing, delivering and/or filing and recording of the Mortgages and executing and filing financing or continuation statements, and amendments thereof, in form and substance reasonably satisfactory to the Agent; (ii) delivering to the Agent the originals of all Instruments, Documents, and tangible Chattel Paper, and all other Collateral in Grantor's possession of which the Agent determines it should have physical possession in order to perfect and protect the Agent's security interest therein, duly pledged, endorsed, or assigned to the Agent without restriction; (iii) delivering to the Agent warehouse receipts covering any portion of the Collateral located in warehouses and for which warehouse receipts are issued and certificates of title covering any portion of the collateral for which certificates of title have been issued; (iv) when an Event of Default has occurred and is continuing, transferring Inventory to warehouses or other locations designated by the Agent; (v) placing notations on the Grantor's books of account to disclose the Agent's security interest; (vi) assigning and, upon the Agent's request during the continuance of an Event of Default, delivering to the Agent all Supporting Obligations, including letters of credit on which such Grantor is named beneficiary with the written consent of the issuer thereof; and (vii) taking such other steps as are deemed necessary or desirable by the Agent to maintain and protect the Agent's Liens. The Grantor agrees that a carbon, photographic, photostatic, or other reproduction of this Security Agreement or of a financing statement is sufficient as a financing statement.

    (b) Unless Agent shall otherwise consent in writing (which consent may be revoked), Grantor shall deliver to Agent all Collateral consisting of negotiable Documents, certificated securities

(accompanied by stock papers executed in blank), Chattel Paper and Instruments promptly after Grantor receives the same.

    (c) Grantor shall, in accordance with the terms of the Credit Agreement, obtain or use its best efforts to obtain waivers or subordinations of Liens from landlords and mortgagees, and Grantor shall in all instances obtain signed acknowledgements of Agent's Liens from bailees having possession of any Collateral that they hold for the benefit of Agent.

    (d) If required by the terms of the Credit Agreement and not waived by Agent in writing (which waiver may be revoked), Grantor shall obtain authenticated control agreements from each issuer of uncertificated securities, securities intermediary, or commodities intermediary issuing or holding any financial assets or commodities to or for Grantor. Notwithstanding anything to the contrary herein or in the Loan Documents, Agent will not deliver to any Person any notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any account control agreement with respect to (i) the Qualified Custodial Accounts or the Deposit Accounts (other than Payment Accounts), except in connection with the exercise of remedies hereunder following the occurrence of a Liquidity Trigger Event or (ii) the Payment Accounts, except in connection with the exercise of remedies hereunder following the occurrence of a Payment Account Trigger Event.

    (e) If Grantor is or becomes the beneficiary of a letter of credit Grantor shall promptly notify Agent thereof and, if an Event of Default exists, upon the Agent's request, enter into a tri-party agreement with Agent and the issuer and/or confirmation bank with respect to Letter-of-Credit Rights assigning such Letter-of-Credit Rights to Agent and directing all payments thereunder to the Payment Account, all in form and substance reasonably satisfactory to Agent.

    (f)  Grantor shall take all steps necessary to grant the Agent control of all electronic chattel paper in accordance with the Code and all "transferable records" as defined in the Uniform Electronic Transactions Act.

    (g) Grantor hereby irrevocably authorizes the Agent at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of Grantor as to which Grantor has granted a security interest hereunder, or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Division 9 of the UCC of the State of California or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Division 9 of the UCC of the State of California for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether Grantor is an organization, the type of organization and any organization identification number issued to Grantor, and (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Grantor agrees to furnish any such information to the Agent promptly upon request. Grantor also ratifies its authorization for the Agent to have filed in any Uniform Commercial Code jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.

    (h) Grantor shall promptly notify Agent of any commercial tort claim (as defined in the UCC) acquired by it and unless otherwise consented by Agent, Grantor shall enter into a supplement to this Security Agreement, granting to Agent a Lien in such commercial tort claim.

    (i)  From time to time, the Grantor shall, upon the Agent's request, execute and deliver confirmatory written instruments pledging to the Agent, for the ratable benefit of the Agent and the Lenders, the Collateral, but the Grantor's failure to do so shall not affect or limit any security interest or any other rights of the Agent or any Lender in and to the Collateral with respect to the Grantor. So long as the Credit Agreement is in effect and until all Obligations have been fully satisfied, the Agent's

Liens shall continue in full force and effect in all Collateral (whether or not deemed eligible for the purpose of calculating the Availability or as the basis for any advance, loan, extension of credit, or other financial accommodation).

    (j)  [Intentionally Deleted].

    (k) Without limiting the prohibitions on mergers involving Grantor contained in the Credit Agreement, Grantor shall not reincorporate or reorganize itself under the laws of any jurisdiction other than the jurisdiction in which it is incorporated or organized as of the date hereof or change its type of entity as identified on Schedule II without giving thirty (30) days' prior written notice to Agent.

    (l)  Grantor acknowledges that it is not authorized to file any financing statement regarding Agent's Liens on the Collateral or amendment or termination statement with respect to any financing statement regarding Agent's Liens on the Collateral without the prior written consent of Agent and agrees that it will not do so without the prior written consent of Agent, subject to Grantor's rights under Section 9509(d)(2) of the UCC.

    4.  LOCATION OF COLLATERAL.  (a) The Grantor represents and warrants to the Agent and the Lenders that: (A) Schedule I is a correct and complete list of the location of Grantor's location of its books and records, the locations of the Collateral, and the locations of all of its places of business; provided, however, that Collateral at undisclosed locations shall not constitute a breach of this provision to the extent that it does not exceed $2,000,000 in value at any one undisclosed location and $10,000,000 in value at all undisclosed locations; and (B) Schedule I correctly identifies any of such facilities and locations that are not owned by the Grantor and sets forth the names of the owners and lessors or sublessors of such facilities and locations.

    (b) The Grantor covenants and agrees that it will not: (A) maintain any Collateral, at any location other than those locations listed for the Grantor on Schedule I; provided, however, that Collateral at undisclosed locations shall not constitute a breach of this provision to the extent that it does not exceed $2,000,000 in value at any one undisclosed location and $10,000,000 in value at all undisclosed locations; or (B) otherwise change or add to any of such locations, unless it gives the Agent at least thirty (30) days' prior written notice thereof and executes any and all financing statements and other documents that the Agent reasonably requests in connection therewith; such notice shall be deemed to amend Schedule I to include each new location described in the notice.

    (c) Without limiting the foregoing, the Grantor represents that all of its Inventory (other than Inventory in transit) is, and covenants that all of its Inventory (other than Inventory in Transit) will be, located either: (A) on premises owned by the Grantor; (B) on premises leased by the Grantor, provided that the Grantor has complied with its best efforts obligations with respect to each of the leased premises in accordance with Section 3(c); (C) in a warehouse or with a bailee, provided that the Agent has received an executed warehouseman or bailee letter from the applicable Person in form and substance satisfactory to the Agent; (D) on consignment, provided that the Borrower has taken all actions necessary to protect its interests in such Collateral against such consignees and their creditors (including the filing of precautionary financing statements against such consignees and has provided to Agent an assignment of such financing statements); or (E) in transit to one of the foregoing locations.

    5.  JURISDICTION OF ORGANIZATION.  Schedule II hereto identifies Grantor's name as of the Closing Date as it appears in official filings in the state of its incorporation or other organization, the type of entity of Grantor (including corporation, partnership, limited partnership or limited liability company), organizational identification number issued by Grantor's state of incorporation or organization or a statement that no such number has been issued and the jurisdiction in which the Grantor is incorporated or organized. Grantor has only one state of incorporation or organization.

    6.  TITLE TO, LIENS ON, AND SALE AND USE OF COLLATERAL.  The Grantor represents and warrants to the Agent and the Lenders and agrees with the Agent and the Lenders that:

(a) Grantor has and will continue to have rights in and the power to transfer all of the Collateral free and clear of all Liens whatsoever, except for Permitted Liens; (b) the Agent's Liens in the Collateral will not be subject to any prior Lien except for those Liens identified in clauses (c), (d), (e), (h), (l), (m) and (o) of the definition of Permitted Liens; and (c) the Grantor will use, store, and maintain the Collateral with all reasonable care and will use such Collateral for lawful purposes only.

    7.  APPRAISALS.  Grantor shall, at its sole expense and upon the Agent's request, provide the Agent with appraisals or updates thereof of any or all of the Collateral in which it has an interest from an appraiser, and prepared on a basis, satisfactory to the Agent, such appraisals and updates to include, without limitation, information required by applicable laws and regulations and by the internal policies of the Lenders, or required to calculate the Borrowing Base; provided, that unless a Default or Event of Default has occurred and is continuing, no Grantor shall be required to pay for an appraisal or update pursuant to this sentence more frequently than (i) twice prior to the Stated Maturity Date with respect to Real Estate, or (ii) once per quarter with respect to Inventory.

    8.  ACCESS AND EXAMINATION.  The Agent may at all reasonable times on a quarterly basis and during regular business hours (and at any time and frequency when a Default or Event of Default exists and is continuing) have access to, examine, audit, make extracts from or copies of and inspect any or all of the Grantor's records, files, and books of account and the Collateral, and discuss the Grantor's affairs with the Grantor's officers and management. The foregoing may be accomplished by Agent's own employees or its agents or independent contractors, accompanied by any Lender which so elects, and shall, to the extent expenses are reasonable, be at the sole expense of Grantor. The Grantor will deliver to the Agent any instrument necessary for the Agent to obtain records from any service bureau maintaining financial records for the Grantor. The Agent may, and at the direction of the Required Lenders shall, at any time when a Default or Event of Default exists, and at the Grantor's expense, make copies of all of the Grantor's books and records, or require the Grantor to deliver such copies to the Agent. The Agent may, during the continuance of an Event of Default, and at the sole expense of the Grantor, use such of the Grantor's respective personnel, supplies, and Real Estate as may be reasonably necessary for maintaining or enforcing the Agent's Liens. The Agent shall have the right to contact Account Debtors, warehousemen, bailees and similar third Persons, at any time, in the name of a nominee of the Agent (and when an Event of Default exists and is continuing, in Agent's name), to verify the validity, amount or any other matter relating to the Accounts, Inventory, or other Collateral, by mail, telephone, or otherwise.

    9.  COLLATERAL REPORTING.  The Grantor shall provide the Agent with the following documents at the following times in form satisfactory to the Agent: (a) at the times specified in Section 5.2(k) of the Credit Agreement, or more frequently if requested by the Agent and if Liquidity is less than $650,000,000 at such time, a schedule of the Grantor's Accounts created, credits given, cash collected and other adjustments to Accounts since the last such schedule and a Borrowing Base Certificate; (b) on a monthly basis, by the 15th day of the following month, a reconciliation to the corresponding Borrowing Base and to the Grantor's general ledger; (c) on a monthly basis by the 15th day of the following month, or more frequently if requested by the Agent and if Liquidity is less than $650,000,000 at such time, an aging of the Grantor's Accounts, and an aging of the Grantor's accounts payable; (d) on a monthly basis by the 15th day of the following month (or more frequently if requested by the Agent and if Liquidity is less than $650,000,000 at such time), a detailed calculation of Eligible Accounts and Eligible Inventory; (e) on a monthly basis by the 15th day of the following month (or more frequently if requested by the Agent and if Liquidity is less than $650,000,000 at such time), Inventory reports by category, product line, and location, together with a reconciliation to the corresponding Borrowing Base and to the Grantor's general ledger; (f) upon request, copies of invoices in connection with the Grantor's Accounts, customer statements, credit memos, remittance advices and reports, deposit slips, shipping and delivery documents in connection with the Grantor's Accounts and for Inventory and Equipment acquired by the Grantor, purchase orders and invoices; (g) upon request, a statement of the balance of each of the Intercompany Accounts; (h) such other reports as to the Collateral of the Grantor as the Agent shall reasonably request from time to time; and (i) with the delivery of each of the foregoing, a certificate of the Grantor executed by an officer thereof certifying as to the accuracy and completeness of the foregoing. If any of the Grantor's records or reports of the Collateral are prepared by an accounting service or other agent, the Grantor hereby authorizes such service or agent to deliver such records, reports, and related documents to the Agent, for distribution to the Lenders.

    10.  ACCOUNTS.

    (a) The Grantor hereby represents and warrants to the Agent and the Lenders, with respect to the Grantor's Accounts, that: (i) each existing Account represents, and each future Account will represent, a bona fide sale or lease and delivery of goods by the Grantor, or rendition of services by the Grantor, in the ordinary course of the Grantor's business; (ii) each existing Account is, and each future Account will be, for a liquidated amount payable by the Account Debtor thereon on the terms set forth in the invoice therefor or in the schedule thereof delivered to the Agent, without any offset, deduction, defense, or counterclaim known to the Grantor except as disclosed to the Agent and the Lenders in Borrowing Base Certificates delivered in accordance with this Security Agreement; (iii) no payment will be received with respect to any Account, and no credit, discount, or extension, or agreement therefor will be granted on any Account, except as reported to the Agent and the Lenders in Borrowing Base Certificates delivered in accordance with this Security Agreement; (iv) each copy of an invoice delivered to the Agent by the Grantor will be a genuine copy of the original invoice sent to the Account Debtor named therein; (v) all goods described in any invoice representing a sale of goods will have been delivered to the Account Debtor and all services of the Grantor described in each invoice will have been performed, except as reported to the Agent and the Lenders in Borrowing Base Certificates delivered in accordance with this Security Agreement; and (vi) none of such Accounts derives 20% or more of its value from copyrights employed in the inventory sold to generate such Accounts except to the extent of Accounts not in excess of 10% of the amount of Grantor's Accounts in the aggregate outstanding at any one time.

    (b) The Grantor shall not re-date any invoice or sale or make sales on extended dating beyond that customary in the Grantor's business or extend or modify any Account, except as reported to the Agent and the Lenders in Borrowing Base Certificates delivered in accordance with this Security Agreement. If the Grantor becomes aware of any matter adversely affecting the collectibility of any Account or the Account Debtor therefor, while Revolving Loans are outstanding, involving an amount greater than $1,000,000, including information regarding the Account Debtor's creditworthiness, the Grantor will promptly so advise the Agent and exclude such amounts from Eligible Accounts.

      (c) The Grantor shall not accept any note or other instrument (except a check or other instrument for the immediate payment of money) with respect to any Account unless it notifies Agent and promptly delivers such instrument to the Agent, endorsed by the Grantor to the Agent in a manner satisfactory in form and substance to the Agent.

      (d) If Revolving Loans are outstanding, the Grantor shall notify the Agent promptly of all disputes and claims in excess of $1,000,000 with any Account Debtor, and agrees to settle, contest, or adjust such dispute or claim at no expense to the Agent or any Lender. No discount, credit or allowance shall be granted to any such Account Debtor without the Agent's prior written consent, except for discounts, credits and allowances made or given when no Event of Default exists hereunder. If Revolving Loans are outstanding, the Grantor shall send the Agent a copy of each credit memorandum in excess of $1,000,000 as soon as issued, and the Grantor shall promptly report that credit on Borrowing Base Certificates submitted by it. The Agent may at all times when an Event of Default exists hereunder, settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which the Agent or the Required Lenders, as applicable, shall consider advisable and, in all cases, the Agent will credit the Grantor's Loan Account with the net amounts received by the Agent in payment of any Accounts.

      (e) If an Account Debtor returns any Inventory to the Grantor when no Event of Default exists, then the Grantor shall promptly determine the reason for such return and shall issue a credit memorandum to the Account Debtor in the appropriate amount. If Revolving Loans are outstanding the Grantor shall immediately report to the Agent any return which exceeds $1,000,000 in amount, or which, together with all other returns at such time that have not been reflected in the previous Borrowing Base Certificate, exceeds $5,000,000. Each such report shall indicate the reasons for the returns and the locations and condition of the returned Inventory. In the event any Account Debtor returns Inventory to the Grantor when an Event of Default exists, the Grantor, upon the request of the Agent, shall: (i) hold the returned Inventory in trust for the Agent; (ii) segregate all returned Inventory from all of its other property; (iii) dispose of the returned Inventory solely according to the Agent's written instructions; and (iv) not issue any credits or allowances with respect thereto without the Agent's prior written consent. All returned Inventory shall be subject to the Agent's Liens thereon. Whenever any Inventory is returned, the related Account shall be deemed ineligible to the extent of the amount owing by the Account Debtor with respect to such returned Inventory and such returned Inventory shall not be Eligible Inventory.

    11.  COLLECTION OF ACCOUNTS; PAYMENTS.

      (a) Until the Agent notifies the Grantor to the contrary, the Grantor shall make collection of all Accounts and other Collateral (including any rents for leased Real Estate) for the Agent, shall receive all payments as the Agent's trustee, and shall immediately deliver all payments in their original form duly endorsed in blank into a Payment Account established for the account of the Grantor at a Clearing Bank acceptable to the Agent, subject to a Blocked Account Agreement. On or prior to the date hereof, the Grantor shall establish a lock-box service for collections of Accounts at a Clearing Bank acceptable to the Agent and subject to documentation acceptable to the Agent. The Grantor shall instruct all Account Debtors to make all payments directly to the address established for such service. If, notwithstanding such instructions, the Grantor receives any proceeds of Accounts or other Collateral (including any rents for leased Real Estate), it shall receive such payments as the Agent's trustee, and shall immediately deliver such payments to the Agent in their original form duly endorsed in blank or deposit them into a Payment Account, as the Agent may direct. All collections of Accounts and other Collateral received in any lock-box or Payment Account or directly by the Grantor or the Agent, and all funds in any Payment Account or other account to which such collections are deposited shall be subject to the Agent's sole control and withdrawals by the Grantor shall not be permitted; provided, however, that each Blocked Account Agreement shall provide that until Agent notifies the Clearing Bank to the contrary, (which notice the Agent will not send until the occurrence of a Payment Account Trigger Event), Grantor may cause monies in the Payment Account to be sent to Grantor or otherwise pursuant to Grantor's direction. The Agent or the Agent's designee may, at any time after the occurrence of an Event of Default, notify Account Debtors that the Accounts have been assigned to the Agent and of the Agent's security interest therein, and may collect them directly and charge the collection costs and expenses to the Loan Account as a Revolving Loan. So long as an Event of Default has occurred and is continuing, the Grantor, at the Agent's request, shall execute and deliver to the Agent such documents as the Agent shall require to grant the Agent access to any post office box in which collections of Accounts are received.

      (b) If sales of Inventory are made or services are rendered for cash, the Grantor shall immediately deposit into a Payment Account the cash which the Grantor receives, or if a Payment Account Trigger Events has occurred, deliver such cash to the Agent.

      (c) If a Payment Account Trigger Event has occurred, all payments including immediately available funds received by the Agent at a bank account designated by it, will be the Agent's sole property for its benefit and the benefit of the Lenders and will be credited to the Loan Account (conditional upon final collection) on the date of receipt.

      (d) In the event the Grantor repays all of the Obligations upon the termination of the Credit Agreement or upon acceleration of the Obligations, other than through the Agent's receipt of payments on account of the Accounts or proceeds of the other Collateral, such payment will be credited (conditioned upon final collection) to the Grantor's Loan Account upon the Agent's receipt of immediately available funds.

    12.  INVENTORY; PERPETUAL INVENTORY.

      (a) The Grantor represents and warrants to the Agent and the Lenders and agrees with the Agent and the Lenders that all of the Inventory owned by the Grantor is and will be held for sale or lease, or to be furnished in connection with the rendition of services, in the ordinary course of the Grantor's business. The Grantor will keep its Inventory in good and marketable condition, except for damaged or defective goods arising in the ordinary course of the Grantor's business. Grantor will not, without prior written notice to the Agent, acquire or accept any Inventory on consignment or approval. The Grantor agrees that all Inventory produced by the Grantor in the United States of America will be produced in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations, and orders thereunder. The Grantor will conduct a physical count of the Inventory at least once per Fiscal Year, and after and during the continuation of an Event of Default, at such other times as the Agent requests; provided, however, that so long as an Event of Default does not exist, in lieu of an annual physical inventory, the Borrower may conduct cycle counts that are in compliance with Borrower's internal audit procedures as approved by Borrower's independent certified public accountants. The Grantor will maintain a perpetual inventory reporting system at all times. If Revolving Loans are outstanding, the Grantor will not, without prior written notice to the Agent, sell any Inventory on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis except in conformity with Borrower's business practices as of the Closing Date.

      (b) In connection with all Inventory financed by Letters of Credit, the Grantor will, at the Agent's request, instruct all suppliers, carriers, forwarders, customs brokers, warehouses or others receiving or holding cash, checks, Inventory, Documents or Instruments in which the Agent holds a security interest to deliver them to the Agent and/or subject to the Agent's order, and if they shall come into the Grantor's possession, to deliver them, upon request, to the Agent in their original form. The Grantor shall also, at the Agent's request, designate the Agent as the consignee on all bills of lading and other negotiable and non-negotiable documents.

    13.  EQUIPMENT.

      (a) The Grantor represents and warrants to the Agent and the Lenders and agrees with the Agent and the Lenders that all of the Equipment owned by the Grantor is and will be used or held for use in the Grantor's business. The Grantor shall keep and maintain its Equipment in good operating condition and repair (ordinary wear and tear excepted) and shall make all necessary replacements thereof.

      (b) The Grantor shall promptly inform the Agent of any material additions to or deletions from the Equipment. The Grantor will not, without the Agent's prior written consent, alter or remove any identifying symbol or number on any of the Grantor's Equipment constituting Collateral.

    14.  [Intentionally Deleted].

    15.  DOCUMENTS, INSTRUMENTS, AND CHATTEL PAPER.  The Grantor represents and warrants to the Agent and the Lenders that (a) all Documents, Instruments, and Chattel Paper describing, evidencing, or constituting Collateral, and all signatures and endorsements thereon, are and will be complete, valid, and genuine, and (b) all goods evidenced by such Documents, Instruments, and Chattel Paper are and will be owned by the Grantor, free and clear of all Liens other than Permitted Liens. If Grantor retains possession of any Chattel Paper or Instruments with Agent's consent, such Chattel Paper and Instruments shall be marked with the following legend: "This writing and the obligations evidenced or served hereby are subject to the security interest of Bank of America, N.A., as Agent, for the benefit of Agent and certain Lenders."

    16.  RIGHT TO CURE.  The Agent may, in its discretion, and shall, at the direction of the Required Lenders, pay any amount or do any act required of the Grantor hereunder or under any other Loan Document in order to preserve, protect, maintain or enforce the Obligations, the Collateral or the Agent's Liens therein, and which the Grantor fails to pay or do, including payment of any judgment against the Grantor, any insurance premium, any warehouse charge, any finishing or processing charge, any landlord's or bailee's claim, and any other Lien upon or with respect to the Collateral. All payments that the Agent makes under this Section 16 and all out-of-pocket costs and expenses that the Agent pays or incurs in connection with any action taken by it hereunder shall be charged to the Grantor's Loan Account as a Revolving Loan. Any payment made or other action taken by the Agent under this Section 16 shall be without prejudice to any right to assert an Event of Default hereunder and to proceed thereafter as herein provided.

    17.  POWER OF ATTORNEY.  The Grantor hereby appoints the Agent and the Agent's designee as the Grantor's attorney, with power: (a) to endorse the Grantor's name on any checks, notes, acceptances, money orders, or other forms of payment or security that come into the Agent's or any Lender's possession; (b) to sign the Grantor's name on any invoice, bill of lading, warehouse receipt or other negotiable or non-negotiable Document constituting Collateral, on drafts against customers, on assignments of Accounts, on notices of assignment, financing statements and other public records and to file any such financing statements by electronic means with or without a signature as authorized or required by applicable law or filing procedure; (c) so long as any Event of Default has occurred and is continuing, to notify the post office authorities to change the address for delivery of the Grantor's mail to an address designated by the Agent and to receive, open and dispose of all mail addressed to the Grantor; provided, however, that the Agent and the Agent's designee, as appropriate, upon completion of its review of such mail and handling of any Collateral contained therein, shall promptly forward it to Grantor; (d) to send requests (which do not disclose the Agent's or any Lender's name, if sent when no Event of Default exists) for verification of Accounts to customers or Account Debtors; (e) to complete in the Grantor's name or the Agent's name, any order, sale or transaction, obtain the necessary Documents in connection therewith, and collect the proceeds thereof; (f) to clear Inventory through customs in the Grantor's name, the Agent's name or the name of the Agent's designee, and to sign and deliver to customs officials powers of attorney in the Grantor's name for such purpose; (g) to the extent that Grantor's authorization given in Section 3(g) of this Security Agreement is not sufficient, to file such financing statements with respect to this Security Agreement, with or without Grantor's signature, or to file a photocopy of this Security Agreement in substitution for a financing statement, as the Agent may deem appropriate and to execute in Grantor's name such financing statements and amendments thereto and continuation statements which may require the Grantor's signature; and (h) to do all things necessary to carry out the Credit Agreement and this Security Agreement. The Grantor ratifies and approves all acts of such attorney. None of the Lenders or the Agent nor their attorneys will be liable for any acts or omissions or for any error of judgment or mistake of fact or law except for their willful misconduct and gross negligence. This power, being coupled with an interest, is irrevocable until the Credit Agreement has been terminated and the Obligations have been fully satisfied.

    18.  THE AGENT'S AND LENDERS' RIGHTS, DUTIES AND LIABILITIES.

    (a) The Grantor assumes all responsibility and liability arising from or relating to the use, sale, license or other disposition of the Collateral. The Obligations shall not be affected by any failure of the

Agent or any Lender to take any steps to perfect the Agent's Liens or to collect or realize upon the Collateral, nor shall loss of or damage to the Collateral release the Grantor from any of the Obligations. Following the occurrence and during the continuation of an Event of Default, the Agent may (but shall not be required to), and at the direction of the Required Lenders shall, without notice to or consent from the Grantor, sue upon or otherwise collect, extend the time for payment of, modify or amend the terms of, compromise or settle for cash, credit, or otherwise upon any terms, grant other indulgences, extensions, renewals, compositions, or releases, and take or omit to take any other action with respect to the Collateral, any security therefor, any agreement relating thereto, any insurance applicable thereto, or any Person liable directly or indirectly in connection with any of the foregoing, without discharging or otherwise affecting the liability of the Grantor for the Obligations or under the Credit Agreement or any other agreement now or hereafter existing between the Agent and/or any Lender and the Grantor.

    (b) It is expressly agreed by Grantor that, anything herein to the contrary notwithstanding, Grantor shall remain liable under each of its contracts and each of its licenses to observe and perform all the conditions and obligations to be observed and performed by it thereunder. Neither Agent nor any Lender shall have any obligation or liability under any contract or license by reason of or arising out of this Security Agreement or the granting herein of a Lien thereon or the receipt by Agent or any Lender of any payment relating to any contract or license pursuant hereto. Neither Agent nor any Lender shall be required or obligated in any manner to perform or fulfill any of the obligations of Grantor under or pursuant to any contract or license, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any contract or license, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

    (c) Agent may at any time after an Event of Default has occurred and is continuing, without prior notice to Grantor, notify Account Debtors, and other Persons obligated on the Collateral that Agent has a security interest therein, and that payments shall be made directly to Agent, for itself and the benefit of Lenders. Upon the request of Agent, after an Event of Default has occurred and is continuing, Grantor shall so notify Account Debtors and other Persons obligated on Collateral. Once any such notice has been given to any Account Debtor or other Person obligated on the Collateral, the Grantor shall not give any contrary instructions to such Account Debtor or other Person without Agent's prior written consent.

    (d) If an Event of Default shall have occurred and be continuing, Grantor, at its own expense, shall cause the independent certified public accountants then engaged by Grantor to prepare and deliver to Agent and each Lender at any time and from time to time promptly upon Agent's request the following reports with respect to Grantor: (i) a reconciliation of all Accounts; (ii) an aging of all Accounts; (iii) trial balances; and (iv) a test verification of such Accounts as Agent may request. Grantor, at its own expense, shall deliver to Agent the results of each physical verification, if any, which Grantor may in its discretion have made, or caused any other Person to have made on its behalf, of all or any portion of its Inventory.

    19.  [Intentionally Deleted].

    20.  INDEMNIFICATION.  In any suit, proceeding or action brought by Agent or any Lender relating to any Collateral for any sum owing with respect thereto or to enforce any rights or claims with respect thereto, Grantor will save, indemnify and keep Agent and Lenders harmless from and against all expense (including reasonable attorneys' fees and expenses), loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the Account Debtor or other Person obligated on the Collateral, arising out of a breach by Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from Grantor, except in the case of Agent or any Lender, to the extent such expense, loss, or damage is attributable solely to the gross negligence or willful misconduct of Agent or such Lender as finally determined by a court of competent jurisdiction. All such obligations of Grantor shall be and remain enforceable against and only against Grantor and shall not be enforceable against Agent or any Lender.

    21.  LIMITATION ON LIENS ON COLLATERAL.  Grantor will not create, permit or suffer to exist, and will defend the Collateral against, and take such other action as is necessary to remove, any Lien on the Collateral except Permitted Liens, and will defend the right, title and interest of Agent and Lenders in and to any of Grantor's rights under the Collateral against the claims and demands of all Persons whomsoever.

    22.  NOTICE REGARDING COLLATERAL.  Grantor will advise Agent promptly, in reasonable detail, (i) of any Lien (other than Permitted Liens) or claim made or asserted against any of the Collateral, and (ii) of the occurrence of any other event which could reasonably be expected to have a Material Adverse Effect.

    23.  REMEDIES; RIGHTS UPON DEFAULT.

    (a) In addition to all other rights and remedies granted to it under this Security Agreement, the Credit Agreement, the other Loan Documents and under any other instrument or agreement securing, evidencing or relating to any of the Obligations, if any Event of Default shall have occurred and be continuing, Agent may exercise all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, Grantor expressly agrees that in any such event Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Grantor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the UCC and other applicable law), may forthwith enter upon the premises of Grantor where any Collateral is located through self-help, without judicial process, without first obtaining a final judgment or giving Grantor or any other Person notice and opportunity for a hearing on Agent's claim or action and may collect, receive, assemble, process, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, license, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at a public or private sale or sales, at any exchange at such prices as it may deem acceptable, for cash or on credit or for future delivery without assumption of any credit risk. Agent or any Lender shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of Agent and Lenders, the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption Grantor hereby releases. Such sales may be adjourned and continued from time to time with or without notice. Agent shall have the right to conduct such sales on Grantor's premises or elsewhere and shall have the right to use Grantor's premises without charge for such time or times as Agent deems necessary or advisable.

    (b) Grantor further agrees, at Agent's request, to assemble the Collateral and make it available to Agent at a place or places designated by Agent which are reasonably convenient to Agent and Grantor, whether at Grantor's premises or elsewhere. Until Agent is able to effect a sale, lease, or other disposition of Collateral, Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by Agent. Agent shall have no obligation to Grantor to maintain or preserve the rights of Grantor as against third parties with respect to Collateral while Collateral is in the possession of Agent. Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of Agent's remedies (for the benefit of Agent and Lenders), with respect to such appointment without prior notice or hearing as to such appointment.

Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale to the Obligations as provided in the Credit Agreement, and only after so paying over such net proceeds, and after the payment by Agent of any other amount required by any provision of law, need Agent account for the surplus, if any, to Grantor. To the maximum extent permitted by applicable law, Grantor waives all claims, damages, and demands against Agent or any Lender arising out of the repossession, retention or sale of the Collateral except such as arise solely out of the gross negligence or willful misconduct of Agent or such Lender as finally determined by a court of competent jurisdiction. Grantor agrees that ten (10) Business Days prior notice by Agent of the time and place of any public sale or of the time after which a private sale may take place is reasonable notification of such matters. Grantor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Obligations, including any attorneys' fees or other expenses incurred by Agent or any Lender to collect such deficiency.

    (c) Except as otherwise specifically provided herein, Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

    (d) To the extent that applicable law imposes duties on the Agent to exercise remedies in a commercially reasonable manner, Grantor acknowledges and agrees that it is not commercially unreasonable for the Agent (a) to fail to incur expenses reasonably deemed significant by the Agent to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (d) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other Persons, whether or not in the same business as the Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (h) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (k) to purchase insurance or credit enhancements to insure the Agent against risks of loss, collection or disposition of Collateral or to provide to the Agent a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by the Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Agent in the collection or disposition of any of the Collateral. Grantor acknowledges that the purpose of this Section 23(d) is to provide non-exhaustive indications of what actions or omissions by the Agent would not be commercially unreasonable in the Agent's exercise of remedies against the Collateral and that other actions or omissions by the Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 23(d). Without limitation upon the foregoing, nothing contained in this Section 23(d) shall be construed to grant any rights to Grantor or to impose any duties on Agent that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 23(d).

    24.  GRANT OF LICENSE TO USE PROPRIETARY RIGHTS.  For the purpose of enabling Agent to exercise rights and remedies under Section 23 (including, without limiting the terms of Section 23, in order to take possession of, hold, preserve, process, assemble, prepare for sale, market for sale, sell or otherwise dispose of Collateral) at such time as Agent shall be lawfully entitled to exercise such rights and remedies, Grantor hereby grants to Agent, for the benefit of Agent and Lenders, such sufficient rights to any Propriety Rights now owned or hereafter acquired by Grantor (including, as necessary, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to Grantor) to use, license or sublicense any such Proprietary Rights) to the extent necessary to enable Agent to exercise rights and remedies under Section 23, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. Notwithstanding the foregoing provisions of this Section 24 to the contrary, with respect to Grantor's Proprietary Rights licensed to it by others, the sublicense granted to Agent under the Section 24 shall be limited to a sublicense solely for purposes of enabling Agent to exercise its rights under Section 23 to take possession of, hold, preserve, assemble, prepare for sale, market for sale, sell or otherwise dispose of the Collateral, and not for the purposes of processing, completing or otherwise manufacturing the Collateral.

    25.  LIMITATION ON AGENT'S AND LENDERS' DUTY IN RESPECT OF COLLATERAL.  Agent and each Lender shall use reasonable care with respect to the Collateral in its possession or under its control. Neither Agent nor any Lender shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of Agent or such Lender, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

    26.  MISCELLANEOUS.

    (a)  Reinstatement.  This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Grantor for liquidation or reorganization, should Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of Grantor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

    (b)  Notices.  Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give and serve upon any other party any communication with respect to this Security Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given in the manner, and deemed received, as provided for in the Credit Agreement.

    (c)  Severability.  Whenever possible, each provision of this Security Agreement shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Security Agreement. This Security Agreement is to be read, construed and applied together with the Credit Agreement and the other Loan Documents which, taken together, set forth the complete understanding and agreement of Agent, Lenders and Grantor with respect to the matters referred to herein and therein.

    (d)  No Waiver; Cumulative Remedies.  Neither Agent nor any Lender shall by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by Agent and then only to the extent therein set forth. A waiver by Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Agent would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of Agent or any Lender, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by Agent and Grantor.

    (e)  Limitation by Law.  All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Security Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

    (f)  Termination of this Security Agreement.  Subject to Section 26 (a) hereof, this Security Agreement shall terminate only upon: the termination of all commitments, the posting of satisfactory collateral for all outstanding Letters of Credit and any contingent obligations owed by Grantor under the Guaranty in accordance with the Credit Agreement, and the payment in full of all other Obligations (other than indemnification Obligations as to which no claim has been asserted).

    (g)  Successors and Assigns.  This Security Agreement and all obligations of Grantor hereunder shall be binding upon the successors and assigns of Grantor (including any debtor-in-possession on behalf of Grantor) and shall, together with the rights and remedies of Agent, for the benefit of Agent and Lenders, hereunder, inure to the benefit of Agent and Lenders, all future holders of any instrument evidencing any of the Obligations and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Obligations or any portion thereof or interest therein shall in any manner affect the Lien granted to Agent, for the benefit of Agent and Lenders, hereunder. Grantor may not assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Security Agreement.

    (h)  Counterparts.  This Security Agreement may be authenticated in any number of separate counterparts, each of which shall collectively and separately constitute one and the same agreement. This Security Agreement may be authenticated by manual signature, facsimile or, if approved in writing by Agent, electronic means, all of which shall be equally valid.

    (i)  Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.

      (i)  THIS SECURITY AGREEMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT OF LAWS PROVISIONS PROVIDED THAT ISSUES WITH RESPECT TO CREATION, PERFECTION, AND ENFORCEMENT OF LIENS UNDER DIVISION 9 OF THE UCC MAY GIVE EFFECT TO APPLICABLE CHOICE OR CONFLICT OF LAW RULES SET FORTH IN DIVISION 9 OF THE UCC) OF THE STATE OF CALIFORNIA; PROVIDED THAT THE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

      (ii) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES OF AMERICA LOCATED IN SANTA CLARA COUNTY, CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS SECURITY AGREEMENT, EACH OF THE GRANTOR AND THE AGENT CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE GRANTOR AND THE AGENT IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS SECURITY AGREEMENT OR ANY DOCUMENT RELATED HERETO. NOTWITHSTANDING THE FOREGOING: (1) THE AGENT SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST GRANTOR OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION THE AGENT DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS AND (2) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

      (iii) GRANTOR HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY OVERNIGHT MAIL, COURIER SERVICE, OR REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO FLEETWOOD AT ITS ADDRESS SET FORTH IN THE CREDIT AGREEMENT AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS POSTAGE PREPAID. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF AGENT TO SERVE LEGAL PROCESS BY ANY OTHER MANNER PERMITTED BY LAW.

      (iv) NOTWITHSTANDING ANY OTHER PROVISION OF THIS SECURITY AGREEMENT TO THE CONTRARY, ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES, ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL AT THE REQUEST OF EITHER PARTY HERETO BE DETERMINED BY BINDING ARBITRATION. The arbitration shall be conducted in accordance with the United States Arbitration Act (Title 9, U.S. Code), notwithstanding any choice of law provision in this Security Agreement, and under the Commercial Rules of the American Arbitration Association ("AAA"). The arbitrator(s) shall give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator(s). Judgment upon the arbitration award may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuant to a provisional or ancillary remedy shall not constitute a waiver of the right of either party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

      (v) Notwithstanding the provisions of (iv) above, no controversy or claim shall be submitted to arbitration without the consent of all parties if, at the time of the proposed submission, such controversy or claim arises from or related to an obligation to the Agent or any Lender which is secured by real estate property collateral (exclusive of real estate space lease assignments). If all the parties do not consent to submission of such a controversy or claim to arbitration, the controversy or claim shall be determined as provided in Section 26 (i)(vi).

      (vi) At the request of either party a controversy or claim which is not submitted to arbitration as provided and limited in Sections 26 (i), (iv) and (v) shall be determined by judicial reference. If such an election is made, the parties shall designate to the court a referee or referees selected under the auspices of the AAA in the same manner as arbitrators are selected in AAA-sponsored proceedings. The presiding referee of the panel, or the referee if there is a single referee, shall be an active attorney or retired judge. Judgment upon the award rendered by such referee or referees shall be entered in the court in which such proceeding was commenced.

      (vii) No provision of Sections (iv) through (vi) shall limit the right of the Agent or the Lenders to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or obtaining provisional or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration or other proceeding. The exercise of a remedy does not waive the right of either party to resort to arbitration or reference. At the Agent's option, foreclosure under a deed of trust or mortgage may be accomplished either by exercise of power of sale under the deed of trust or mortgage or by judicial foreclosure.

    (j)  Waiver of Jury Trial.  SUBJECT TO THE PROVISIONS OF SECTION 26 (i)(iv), GRANTOR AND THE AGENT EACH IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS SECURITY AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH GRANTOR AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS SECURITY AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS SECURITY AGREEMENT AND THE OTHER LOAN DOCUMENTS.

    (k)  Limitation of Liability.  NO CLAIM MAY BE MADE BY GRANTOR AGAINST THE AGENT OR THE LENDERS, OR THE AFFILIATES, DIRECTORS, OFFICERS, OFFICERS, EMPLOYEES, OR AGENTS OF THE AGENT OR THE LENDERS FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, AND GRANTOR HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

    (l)  Section Titles.  The Section titles contained in this Security Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

    (m)  No Strict Construction.  The parties hereto have participated jointly in the negotiation and drafting of this Security Agreement. In the event an ambiguity or question of intent or interpretation arises, this Security Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Security Agreement.

    (n)  Advice of Counsel.  Each of the parties represents to each other party hereto that it has discussed this Security Agreement and, specifically, the provisions of Section 26 (i) and Section 26 (j), with its counsel.

    (o)  Benefit of Lenders.  All Liens granted or contemplated hereby shall be for the benefit of Agent and Lenders, and all proceeds or payments realized from Collateral in accordance herewith shall be applied to the Obligations in accordance with the terms of the Credit Agreement.

[Signatures on following pages]

    IN WITNESS WHEREOF, each of the parties hereto has caused this Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

3COM CORPORATION, a Delaware corporation
By:
Name:
Title:
BANK OF AMERICA, N.A., as Agent
By:
Name:
Title:

SCHEDULE I
to
SECURITY AGREEMENT

LOCATION OF COLLATERAL

A.  Location of Chief Executive Office

B.  Location of Books and Records

C.  Location of Collateral

D.  Location of all other places of business

E.  Location of leased facilities and name of lessor/sublessor

SCHEDULE II
to
SECURITY AGREEMENT

JURISDICTION OF ORGANIZATION

A.	Grantor's official name:
B.	Type of entity (i.e. corporation, partnership, limited partnership, limited liability company)
C.	Organizational identification number issued by Grantor's state of incorporation or organization or a statement that no such number has been issued.
D.	State of Incorporation or Organization.

QuickLinks

  Exhibit 10.16
SECURITY AGREEMENT
W I T N E S S E T H
SCHEDULE I to SECURITY AGREEMENT LOCATION OF COLLATERAL
SCHEDULE II to SECURITY AGREEMENT JURISDICTION OF ORGANIZATION